As filed with the Securities and Exchange Commission on September 12, 2023

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

PRIMEDIA NETWORK, INC.
(Exact name of issuer as specified in its charter)

Illinois
(State of other jurisdiction of incorporation or organization)

1900 East Golf Road, Suite 625 Schaumburg, Illinois 60173
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Mr. Dean N. Tucci 1900 East Golf Road, Suite 625 Schaumburg, Illinois 60173
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

541830	84-2252412
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

pg. 1

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Circular pursuant to the requirements of Regulation A relating to these Securities has been filed with the United States Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These Securities may not be sold, nor may offers to buy be accepted before the Offering Statement filed with the Commission is Qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We shall elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular, or the Offering Statement in which such Final Offering Circular was filed may be obtained.

As filed with the United States Securities & Exchange Commission

OFFERING CIRCULAR

FOR

PRIMEDIA NETWORK, INC

An Illinois Stock Corporation

TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES OFFERING
SECURITIES OFFERED: 2,000,000 Series A Convertible Preferred Shares (Hereinafter also referred to as the “Securities” and/or the “Shares”)
PRICE PER SERIES A CONVERTIBLE PREFERRED SHARE: $10.00 USD
MAXIMUM OFFERING PROCEEDS TO ISSUER: $20,000,000 USD
MINIMUM OFFERING: 10,000 Series A Convertible Preferred Shares
MINIMUM OFFERING PROCEEDS TO ISSUER: $100,000 USD
The Offering Period Will Commence upon this Offering Circular being Qualified by the SEC

Primedia Network, Inc. (the “Company”, “Issuer,” “we,” “us,” or “our”) is an Illinois Stock Corporation. The Company will be managed by our executive officers (each an “Officer” and collectively, the “Officers”). As further detailed in this Offering Circular (the “Offering Circular”), the Company has been organized as Media Buyer, Media Holdings, and Advertising Company.

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering by means of this Offering Circular shares of its Series A Convertible Preferred Shares on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. The Company anticipates its Series A Convertible Preferred Shares will be sold by the Company and its Officers.

pg. 2

The proceeds of this Offering will not be placed into an escrow account. The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $100,000. At the time the minimum threshold is met, the Company will accept subscription payments, Series A Convertible Preferred Shares of the Company will be issued, and investors will become Shareholders of the Company. If the Company does not meet the minimum threshold within twelve (12) months after commencing this Offering, the Company will cancel this Offering and release all investors from their investment commitments.

The minimum number of Series A Convertible Preferred Shares that will be sold to any investor is ONE (01) Series A Convertible Preferred Shares for a total investment of TEN DOLLARS ($10.00 USD). Investors cannot purchase fractional Series A Convertible Preferred Shares. Investors whose purchase of Series A Convertible Preferred Shares is accepted shall be referred to herein individually as a “Shareholder” or collectively as the “Shareholders”.

The shares of the Company’s Common Stock Shares and Series A Convertible Preferred Shares WILL NOT be initially listed for trading on a stock exchange or other trading market. Investing in the Company’s Series A Convertible Preferred Shares is speculative and involves substantial risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” to read more about the significant risks you should consider before buying the Company’s Series A Convertible Preferred Shares.

This Offering is being conducted on a “best-efforts” basis, which means the Company will use commercially reasonable best-efforts in an attempt to sell the Series A Convertible Preferred Shares. The Company’s Officers will not receive any commission or any other remuneration for these sales. In offering the Series A Convertible Preferred Shares on behalf of the Company, the Company’s Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company is an “emerging growth company” under applicable United States Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDING TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00 USD) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER I SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SERIES A CONVERTIBLE PREFERRED SHARES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SERIES A CONVERTIBLE PREFERRED SHARES. THE PURCHASE OF SERIES A CONVERTIBLE PREFERRED SHARES BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

pg. 3

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINES SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON AN CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY MAY CHOOSE IN THE FUTURE TO OFFER THE SERIES A CONVERTIBLE PREFERRED SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AFTER THE INITIAL QUALIFICATION DATE.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Series A Convertible Preferred Shares.

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pg. 4

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which the Company refers to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that the Company has filed with the SEC. Periodically, as the Company makes material investments or have other material developments, the Company will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that the Company makes in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent Offering Circular supplement. The offering statement the Company filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in the Company’s annual reports, semi-annual reports and other reports and information statements that the Company will file periodically with the SEC.

The offering statement and all supplements and reports that the Company has filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, www.PrimediaNetwork.com. The contents of the Company’s website (other than this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Company’s Management and those selling the Company’s Series A Convertible Preferred Shares on the Company’s behalf in this Offering will be permitted to make a determination that the purchasers of the Company’s Series A Convertible Preferred Shares in this Offering are to “Qualified Purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

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pg. 5

OFFERING SUMMARY & CONVERSION DETAILS:

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The proposed Offering of the Company’s Series A Convertible Preferred Shares is scheduled to begin immediately upon qualification of this Offering Circular by the United States Securities and Exchange Commission. A Maximum of Two Million (2,000,000) Series A Convertible Preferred Shares are being offered to Qualified Purchasers.

SERIES A CONVERTIBLE PREFERRED SHARES INTEREST DISTRIBUTION POLICY: Interest on the Series A Convertible Preferred Shares will be payable on a cumulative basis, and in cash when declared by the Company’s Board of Directors or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% on the stated value of Ten Dollars ($10.00 USD).

DETAILS OF CONVERSION OF THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES:

Year 2 (Shareholder Conversion Option):

•	At any time during the second (2rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 3 (Shareholder Conversion Option):

•	At any time during the third (3rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus five percent (5%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

pg. 6

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 4 (Shareholder Conversion Option):

•	At any time during the fourth (4th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus ten percent (10%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 5 (Shareholder Conversion Option & Mandatory Conversion Option):

•	Optional Shareholder Conversion Options: At any time during the fifth (5th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus fifteen percent (15%) of the Company’s Common Shares Price at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

•	Mandatory Shareholder Conversion: On the last business day of the fifth (5th) year of the investment, the Shareholder MUST convert each Series A Convertible Preferred Share of the Company for Common Shares of the Company at market price minus fifteen percent (15%) at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous 60 days. Fractional interests will be paid to the shareholder(s) by the Company in cash.

pg. 7

The Company has the right to convert the Series A Convertible Preferred Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call-In” all Series A Convertible Preferred Shares at the value of the Company’s Common Shares, less the appropriate percentage discount in the Year that the acquisitions or merger occurs.

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TABLE OF CONTENTS:

pg. 9

ITEM 2: STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS:

The Company’s Series A Convertible Preferred Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Series A Convertible Preferred Shares offered hereby are offered and sold only to “Qualified Purchasers”.

Qualified Purchasers include:

1.	Accredited Investors as defined under Rule 501(a) of Regulation D; and
2.	All other investors so long as their investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Series A Convertible Preferred Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’ Management, in their sole and absolute and absolute discretion that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

1.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or
2.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.
3.	If not a natural person, one of the following:
a.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;
b.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;
c.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
d.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;
e.	An insurance company as defined in section 2(a)(13) of the Securities Act;
f.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);
g.	A business development company as defined in section 2(a)(48) of the Investment Company Act;
h.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
i.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
j.	A private business development company as defined in section 202(a)(22) of the Advisers Act;

pg. 10

k.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;

l.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;

m.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;

n.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

o.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

p.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

q.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;

r.	Any director or executive officer of the company; or

s.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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pg. 11

ITEM 3: STATEMENTS REGARDING FORWARD-LOOKING INFORMATION:

There are a number of statements in this Offering Circular which address activities, events or developments which the Company’s Management expects or anticipates will or may occur in the future. These statements are based on certain assumptions and analyses the Company’s Management made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors the Company’s Management believes are reasonable or appropriate. There can be no assurance that the actual results or developments the Company’s Management anticipates will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on the Company’s business or operations. ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES. CASH FLOW, IF ACHIEVED, MAY BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” ‘believes,” “plans,” “expects,” “future,” and similar expressions that are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to the risks and uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in this Offering Circular.

Factors, many of which are beyond the Company’s control, which could have a material adverse effect on the Company’s operations and future prospects including, but are not limited to:

•	Any of the risk factors identified above;

•	The Company’s ability to effectively deploy the proceeds raised in this Offering;

•	The Company’s ability to attract investors to purchase shares of its Series A Convertible Preferred Shares;

•	Changes in economic conditions in the United States;

•	Expected rates of return provided to investors;

•	The ability of the Company’s Management / Officers to manage the Company’s Operations;

•	The quality and performance of the receivables;

•	Legislative and/or Regulatory changes impacting the Company’s business and/or the Company’s assets (including SEC guidance related to Regulation A or the JOBS Act);

•	The Company’s compliance with applicable Local, State and/or Federal Laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the Federal Securities Laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitations, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by the Company, the Company’s Management, or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

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pg. 12

ITEM 4: DISTRIBUTION SPREAD:

	Number of Series A Convertible Preferred Shares Offered	Offering Price ($ USD)	Selling Commissions ($ USD)	Proceeds to the Company ($ USD)
Per Share	-------	$10.00	---------	------------
Total Minimum	10,000	$100,000	$0.00	$100,000
Total Maximum	2,000,000	$20,000,000	$0.00	$20,000,000

1)	The price per Series A Convertible Preferred Share shown above was determined by the Management of the Company.
2)	The Company’s Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Company’s Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.
3)	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.00%) of the total capital raised.

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pg. 13

ITEM 5. RISK FACTORS:

THE PURCHASE OF THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK. IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO AN INVESTOR OF AN INVESTMENT IN THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES BECAUSE OF THE GENERAL UNCERTAINTIES THE COMPANY IS LIKELY TO FACE.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES. ACTUAL EVENTS AND RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS “MAY,” “WILL,” “SHOULD,” “EXPECT,” “COULD,” “INTEND,” “ANTICIPATE,” “PLAN,” “ESTIMATE,” “BELIEVE,” “POTENTIAL,” OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THE FORWARD-LOOKING STATEMENTS INCLUDE HEREIN ARE BASED UPON THE COMPANY’S CURRENT EXPECTATIONS, PLANS, ESTIMATES, ASSUMPTIONS AND BELIEFS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY’S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS DISCUSSED BELOW. ANY ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS COULD BE INNACCURATE. PURCHASERS OF THE SERIES A CONVERTIBLE PREFERRED SHARES ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, AND SHOULD CONSULT WITH YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO. YOU ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR AND ANY OFFERING CIRCULAR SUPPLEMENTS BEFORE INVESTING IN THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES.

The Ongoing COVID-19 Pandemic May Have a Material Adverse Effect on the Company’s Business, Results of Operations and Financial Condition

In March of 2020, the World Health Organization classified the COVID-19 outbreak as a pandemic. The Company is unable to accurately predict the full impact that the pandemic will have on the Company’s results from operations, financial condition, liquidity and cash flows due to numerous factors that are not within the Company’s control, including the duration and severity of the outbreak, public health measures, such as business closures and stay-at-home orders, and other actions taken by governments and business in response to the pandemic, the availability of government or local funding programs, general economic disruption and uncertainty in key markets and financial market volatility, and the impact of the COVID-19 pandemic on general macroeconomic conditions and the pace of recovery when the pandemic subsides.

The events and consequences of the ongoing COVID-19 Pandemic may cause the Company not to be able to accurately predict, recognize or control, have a material adverse effect on its business, growth, reputation, prospects, financial condition, operating results, cash flows, and liquidity.

Emerging Growth Company Status

The Company is an “Emerging Growth Company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an Emerging Growth Company, the Company may take advantage of the specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•	An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

pg. 14

•	An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the Company;

•	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities Exchange Commission (“SEC”) determines otherwise; and

•	Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an Emerging Growth Company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an Emerging Growth Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for Non-Emerging Growth Companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “Emerging Growth Company” upon the earliest of (i) when the Company has $1.0 Billion USD or more in annual revenues, (ii) when the Company has at least $700 Million USD in market value of the Company’s Common Shares held by non-affiliates, (iii) when the Company issues more than $1.0 Billion USD of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Development Stage Business

The Company was formed as an Illinois Stock Corporation (SOS #72379411 / In Good Standing) on July 3, 2019. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that the Company will operate profitably.

The Company’s Failure to Maintain and Grow Its Client Base and Purchase Advertising Products and Services from the Company Could Negatively Impact the Company’s Revenues and Business

To sustain or increase the Company’s revenue, the Company must regularly add new clients and encourage existing clients to maintain or increase the amount of advertising inventory purchased from the Company. If competitors introduce lower costs or differentiated offerings that compete with, or are perceived to compete with, those of the Company, the Company’s ability to sell its advertising products and services to new or existing clients could be impaired. The Company has spent significant effort in cultivating its relationships with companies that frequently advertise on broadcast networks, as well as advertising agencies that represent companies that frequently advertise on broadcast networks, each of which has resulted in an increase in the budgets allocated to, and the amount of advertising purchased from the Company. However, it is possible that the Company may reach a point of saturation at which it cannot continue to grow its revenue from such sources because of internal limits that companies and advertisers may place on the allocation of their advertising budgets to broadcast media to a particular provider or otherwise. The Company cannot assure you that its current clients will continue to purchase advertising time from the Company or that the Company will be able to replace, in a timely or effective manner, departing clients with new clients that generate comparable revenue. If a major client representing a significant portion of the Company’s business decides to materially reduce its purchasing of advertising from the Company, or to cease purchasing advertising from the Company altogether, it is possible that the Company’s revenue could be significantly reduced

pg. 15

If the Company Fails to Innovate and Make the Right Investment Decisions in Its Advertising Purchases and Advertising Offerings, the Company May Not Attract and Retain Buyers of Its Broadcast Media Advertising Products and Services, and the Company’s Revenues and Results of Operations May Decline

The Company has experienced significant growth in a short period of time. To manage its growth effectively, the Company must continually evaluate and evolve its organization. The Company must also manage its employees, operations, finances, technology and development and capital investments efficiently. The Company’s efficiency, productivity and the quality of its Broadcast Advertising products and services, and client service may be adversely impacted if the Company does not train its new personnel, particularly the Company’s sales and support personnel, quickly and effectively, or if the Company fails to appropriately coordinate across its organization. Additionally, the Company’s rapid growth may place a strain on the Company’s resources, infrastructure and ability to maintain the quality of Broadcast Media Advertising products and services. Investors should not consider the Company’s revenue growth and levels of profitability in recent periods as indicative of future performance. In future periods, the Company’s revenue or profitability could decline or grow more slowly than the Company expects. Failure to manage the Company’s growth effectively could cause the Company’s business to suffer and have an adverse effect on its financial condition and operating results.

The Market in which the Company Participates is Intensely Competitive, and the Company May Not be Able to Compete Successfully with the Company’s Current or Future Competitors

The Company operates in a highly competitive and rapidly changing industry. With the introduction of new technologies and the influx of new entrants to the market, the Company expects competition to persist and intensify in the future, which could harm the Company’s ability to increase revenue and maintain profitability. New technologies and methods of buying advertising present a dynamic competitive challenge, as market participants offer multiple new products and services, such as analytics, automated media buying and exchanges, aimed at capturing advertising spend. In addition to existing competitors and intermediaries, the Company may also face competition from new companies entering the market, which may include large established companies, all of which currently offer, or may in the future offer, products and services that result in additional competition for advertising spend or advertising inventory.

Economic Downturns and Market Conditions Beyond the Control of the Company May Adversely Affect the Company’s Business, Financial Condition and Operating Results

The Company’s business depends on the overall demand for advertising and on the economic health of advertisers that benefit from the Company’s Broadcast Media Advertising products and/or services. Economic downturns or unstable market conditions may cause advertisers to decrease their advertising budgets, which could reduce spending that is used to purchase Broadcast Media Advertising products and services from the Company, which could adversely affect the Company’s business, financial condition and operating results. As the Company explores new markets to expand its business, economic downturns or unstable market conditions in any of those markets could result in the Company’s investments not yielding the returns it anticipates.

The Company has Long Sales Cycles, which May Result in Significant Time Between Initial Contact with a Prospect and Execution of a Client Agreement, Making it Difficult to Project When, If At All, the Company Will Obtain New Clients and When the Company Will Generate Revenue from those New Clients

The Company’s sales cycle, from initial contact to contract execution and implementation, can take significant time. The Company’s sales efforts involve educating the Company’s clients about the use, technical capabilities and benefits of the Company’s Broadcast Media Advertising products and services. Some of the Company’s clients undertake an evaluation process that frequently involves not only the Company’s Broadcast Media Advertising products and services, but also the offerings of the Company’s competitors. As a result, it is difficult to predict when the Company will obtain new clients and begin generating revenue from these new clients. As a result, the Company may not be able to add clients, or generate revenue, as quickly as the Company may expect, which could harm the Company’s growth prospects.

pg. 16

If the Company’s Access to Quality Advertising Inventory is Diminished, the Company’s Revenue Could Decline and the Company’s Growth Could be Impeded

The Company must maintain a consistent supply of attractive advertising inventory. The Company’s success depends on its ability to secure quality inventory on reasonable terms across a broad range of broadcast networks. The amount, quality and cost of inventory available to the Company can change at any time.

In addition, the Company’s advertising suppliers are generally not bound by long-term contracts. As a result, there is no guarantee that the Company will have access to a consistent supply of quality inventory on favorable terms. If the Company is unable to compete favorably for advertising inventory available, the Company may not be able to place advertisements or find alternative sources of inventory with comparable traffic patterns and consumer demographics in a timely manner. Furthermore, the inventory that the Company has access to may be of low quality or misrepresented to the Company, despite attempts by the Company to prevent fraud and conduct quality assurance checks. The Company’s success depends on consistently adding valued inventory in a cost-effective manner. If the Company is unable to maintain a consistent supply of quality inventory for any reason, client retention and loyalty, and the Company’s financial condition and operating results could be harmed.

The Company’s International Expansion Subjects the Company to Additional Costs and Risks that Can Adversely Affect the Company’s Business and Operating Results

International expansion subjects the Company to many challenges associated with supporting a rapidly growing business across a multitude of cultures, customs, monetary, legal and regulatory systems and commercial infrastructures. The Company has a limited operating history outside of the United States, and the Company’s ability to manage its business and conduct our operations internationally requires considerable attention and resources.

The Company is currently growing its sales operations in the United Kingdom, Australia, Germany, South Korea, Singapore, Japan, and Hong Kong, and the Company anticipates expanding its international operations in the future, including in China, Indonesia and potentially other countries that score low on the Corruption Perceptions Index, or CPI, of the Transparency International. The Company’s sales organization outside the United States is substantially smaller than its sales organization in the United States. To the extent that the Company is unable to effectively engage with non-U.S. companies or international divisions of U.S. agencies due to the Company’s limited sales force capacity, the Company may be unable to effectively grow in international markets.

The Company’s international operations subjects it to a variety of additional risks, including, but not being limited to:

•	Increased management, travel, infrastructure and legal compliance costs associated with having multiple international operations;

•	Long payment cycles;

•	Potential complications in enforcing contracts and collections;

•	Increased financial accounting and reporting burdens and complexities;

•	Concerns regarding negative, unstable or changing economic conditions in the countries and regions where the Company operates;

•	Increased administrative costs and risks associated with compliance with local laws and regulations, including relating to privacy and data security;

•	Regulatory and legal compliance, including with anti-bribery laws, import and export control laws, economic sanctions and other regulatory limitations or obligations on our operations;

•	Heightened risks of unfair or corrupt business practices and of improper or fraudulent sales arrangements;

•	Difficulties in invoicing and collecting in foreign currencies and associated foreign currency exposure;

•	Difficulties in repatriating or transferring funds from or converting currencies;

•	Administrative difficulties, costs and expenses related to various local languages, cultures and political nuances;

•	Varied labor and employment laws, including those relating to termination of employees;

•	Reduced protection for intellectual property rights in some countries and practical difficulties of enforcing rights abroad; and

•	Compliance with the laws of numerous foreign taxing jurisdictions, including withholding obligations, and overlapping of different tax regimes.

The Company may incur significant operating expenses as a result of its international expansion, and it may not be successful. The Company’s international business also subjects it to the impact of global and regional recessions and economic and political instability, differing regulatory requirements, costs and difficulties in managing a distributed workforce, potentially adverse tax consequences in the United States and abroad and restrictions on the repatriation of funds to the United States. In addition, advertising markets outside of the United States are not as developed as those within the United States, and the Company may be unable to grow its business sufficiently. The Company’s failure to manage these risks and challenges successfully could materially and adversely affect the Company’s business, financial condition and operating results.

pg. 17

Exposure to Foreign Currency Exchange Rate Fluctuations May Negatively Impact the Company’s Operating Costs

While the majority of the Company’s financial transactions are denominated in U.S. Dollars, the Company has transacted in foreign currencies for its Broadcast Media Advertising products and/or services, including the Canadian dollar, British Pound, the Euro, Singapore Dollar, Indonesian Rupiah, Japanese Yen and Australian Dollar. Given the Company’s anticipated international growth, the Company expects the number of transactions in foreign currencies to continue to grow in the future. While the Company does not require a fee from its clients that pay in non-U.S. currency, this fee may not always cover foreign currency exchange rate fluctuations. The Company currently does not have a program to hedge exposure to foreign currency fluctuations. In the event that the Company does enact a program to hedge the Company’s exposure to foreign currency fluctuations, the use of hedging instruments may not be available for all currencies, or may not always offset losses resulting from foreign currency exchange rate fluctuations. Moreover, the use of hedging instruments can itself result in losses if the Company is unable to structure effective hedges with such instruments.

The Company will be Subject to the Requirements of the Sarbanes-Oxley Act

As long as the Company remains an emerging growth company, as that term is defined in the JOBS Act, the Company will be permitted to gradually comply with certain of the on-going reporting and disclosure obligations of public reporting companies pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes- Oxley Act").

However, Company’s management will be required to deliver a report that assesses the effectiveness of the Company’ internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act may require the Company’s auditors to deliver an attestation report on the effectiveness of the Company’s internal controls over financial reporting in conjunction with their opinion on the Company’s audited financial statements as of December 31 subsequent to the year in which the registration statement (of which this Offering Circular forms a part) becomes effective if the Company is no longer an "emerging growth company". Substantial work on the Company’s part may be required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process may be both costly and challenging. The Company cannot give any assurances that material weaknesses will not be identified in the future in connection with the Company’s compliance with the provisions of Section 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by the Company’s Management and the Company’s Independent Auditors that the Company maintained effective internal control over financial reporting. The Company’s management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in the Company’s internal control over financial reporting could also result in errors in the Company’s consolidated financial statements that could require the Company to restate its consolidated financial statements, cause the Company to fail to meet its reporting obligations and cause investors to lose confidence in the Company’s reported financial information, all of which could lead to a decline in the per share value of the Company’s Common Shares.

RISKS RELATED TO THIS OFFERING AND OWNERSHP OF THE COMPANY’S SECURITIES:

There is No Existing Market for the Company’s Common Shares or its Series A Convertible Preferred Shares, and a Trading Market that will provide you with Adequate Liquidity May Not Develop for the Company’s Common Shares or its Series A Convertible Preferred Shares

No public market for buying and selling of the Company’s Common Shares or Series A Convertible Preferred Shares currently exists. The Company intends to list its Common Shares on the OTC Market after securing 100 shareholders holding Series A Convertible Preferred Shares of the Company. The OTC Market is a separate and distinct exchange when compared to national stock exchanges like the New York Stock Exchange and the NASDAQ. Neither the New York Stock Exchange nor the NASDAQ have a business relationship with issuers of securities on the OTC Markets. The SEC’s order handling rules, which apply to the New York Stock Exchange and NASDAQ listed securities do not apply to securities quoted on the OTC Markets.

pg. 18

Although exchanges like the New York Stock Exchange and/or the NASDAQ have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets do not have these listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Shareholders of the Company’s Common Shares or Series A Convertible Preferred Shares may have a greater difficulty in getting orders filled than if the Company was listed on the New York Stock Exchange or the NASDAQ. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and NASDQQ listed securities.

The Company’s Revenues, Operating Results and Cash Flows may Fluctuate in Future Periods and the Company may Fail to Meet Investor Expectations, which may Cause the Value of the Company’s Common Shares to Decline

Variations in the Company’s quarterly and year-end operating results are difficult to predict and may fluctuate significantly from period-to-period. If the Company’s revenues or operating results fall below the expectations of Investors or securities analysts, the value of the Company’s Common Shares or Series A Convertible Preferred Shares could decline substantially. Specific factors that may cause fluctuations in the Company’s operating results include (but are not limited to):

•	Demand for Company’s cannabis products;

•	Quarterly and annual results of operations that fail to meet investor and/or analyst expectations;

•	Actual or anticipated fluctuations in the Company’s operating results due to factors related to the Company’s business;

•	Changes in accounting standards, policies, guidance, interpretations or principles;

•	Changes in earnings estimates by securities analysts of the Company’s inability to meet those estimates;

•	The operating and shares price performance of other comparable companies;

•	Overall market fluctuations; and

•	General economic conditions.

Future Sales of the Company’s Common Shares Could Depress the Market Price of the Company’s Common Shares

Sales of a substantial number of the Company’s Common Shares in the public market could occur at any time, especially after conversion of the Company’s Series A Convertible Preferred Shares that are part of this Offering. If the Company’s shareholders sell, or the market perceives that the Company’s shareholders intend to sell their shares, substantial amounts of the Company’s Common Shares in the public market may cause the Company’s Common Shares Market Price to decline significantly.

Compliance with Securities Laws

The Series A Convertible Preferred Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Illinois Securities Laws, and other applicable state securities laws. If the sale of Series A Convertible Preferred Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of the Series A Convertible Preferred Shares. If a number of purchasers were to obtain rescission, the Company would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Series A Convertible Preferred Shares offered has been arbitrarily established by Executives / Directors of the Company. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

pg. 19

Federal Income Tax Risks

THE COMPANY HAS NOT OBTAINED A LEGAL OPINION CONCERNING THE TAX IMPLICATIONS OF AN INVESTMENT IN THE SERIES A CONVERTIBLE PREFERRED SHARES. Prospective purchasers of the Series A Convertible Preferred Shares must consult their own tax advisors as to their own tax situation prior to investment in the Series A Convertible Preferred Shares. The cost of such consultation could, depending on the amount thereof, materially increase the cost of investment in the Series A Convertible Preferred Shares and decrease any anticipated yield on the investment. A number of changes in the tax laws have been made and/or are under consideration, and such professional consultation is essential.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING CIRCULAR REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY’S SERIES A CONVERTIBLE SHARES. ALL INVESTORS (INCLUDING RESALES) FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF ILLINOIS, IN THE COUNTY OF COOK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE. BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN THE COMPANY’S BYLAWS, INVESTORS / SHAREHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY'S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. (See “Arbitration Provision” in Item 15 of this Offering Circular).

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pg. 20

ITEM 6: COMPANY OWNERSHIP & DILUTION:

PRIMEDIA NETWORK, INC. is an Illinois Stock Corporation (SOS #72379411). As of September 1, 2023, the Ownership Structure of the Company is as illustrated below. The Company currently has 100,000 Common Shares Issued and Outstanding, and current ownership of those Common Shares are detailed below.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering
Mr. Dean N. Tucci Founder & President 1900 East Golf Road, Suite 625 Schaumburg, Illinois 60173	100,000 Common Shares (100% of the Issued & Outstanding)	98,000 Common Shares (98% of the Issued & Outstanding)
Mr. Anthony Maltese Chief Operating Officer / Accounting Manager 1900 East Golf Road, Suite 625 Schaumburg, Illinois 60173	100,000 Common Shares (100% of the Issued & Outstanding)	1,000 Common Shares (1% of the Issued & Outstanding)
Syndicate Legal & Financial, LLC 355 South Grand Avenue Los Angeles, California 90071 (*)	0 Common Shares (0% of the Issued & Outstanding)	1,000 Common Shares (1% of the Issued & Outstanding)

(*) The Company has entered into a non-dilution agreement (hereinafter referred to as the “Non-Dilution Agreement”) whereas the Company has agreed that Syndicate Legal & Financial, LLC’s Common Shares, shall not be subject to dilution in any manner without the express written consent of Syndicate Legal & Financial, LLC. During such period that Syndicate Legal & Financial, LLC owns Common Shares in the Company, the Company shall take no action, directly or indirectly, to dilute or attempt to dilute the Common Shares issued to, and held by, Syndicate Legal & Financial, LLC. If additional shares of the Company’s Common Shares are issued, then the same number of free trading Common Shares, if applicable at time of issue, shall be issued to Syndicate Legal & Financial, LLC to maintain Syndicate Legal & Financial, LLC’s pro rata percentage prior to additional issuance of such Common Shares of the Company. The Non-Dilution Agreement does not survive any resale or transfer of the Common Shares from Syndicate Legal & Financial, LLC, and no shareholder who acquires Common Shares from Syndicate Legal & Financial, LLC will have any benefits of the Non-Dilution Agreement.

Future Dilution

For business purposes, may from time-to-time issue additional Common Shares, which may result in dilution of existing Common Shares. Dilution is a reduction in the percentage of Common Shares caused by the issuance of Common Shares. Dilution can also occur when holders of options (such as company employees) or holders of other optionable securities exercise their options. When the number of Common Shares outstanding increases, each existing Common Shares Shareholder will own a smaller, or diluted, percentage of the company, making each Common Share less valuable. Dilution may also reduce the value of existing Common Shares by reducing the Common Share’s earnings per Common Share. There is no guarantee that dilution of the Common Shares of the Company will not occur in the future.

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pg. 21

ITEM 7. PLAN FOR DISTRIBUTION:

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering up to $20,000,000 USD of its Series A Convertible Preferred Shares pursuant to this Offering Circular. The Company anticipates that the Series A Convertible Preferred Shares will be sold by the Company and its Management / Officers. The Company’s Management / Officers who will be offering the Series A Convertible Preferred Shares are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), Officers who sell Shares of the Company’s Series A Convertible Preferred Shares will not be compensated by commission, will not be associated with any broker or dealer, and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from potential Qualified Purchasers.

The proceeds of this Offering will not be placed into an escrow account. The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $100,000. At the time the minimum threshold is met, the Company will accept subscription payments, Series A Convertible Preferred Shares of the Company will be issued, and investors will become Shareholders of the Company. If the Company does not meet the minimum threshold within twelve (12) months after commencing this Offering, the Company will cancel this Offering and release all investors from their investment commitments.

The Offering will terminate upon the earlier of (i) such time as all of the Series A Convertible Preferred Shares have been sold pursuant to this Offering Circular; (ii) the date that is twelve (12) months from the date that this Offering is qualified by the United States Securities and Exchange Commission unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company in the sole discretion of the Management of the Company, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of the Shares of Series A Convertible Preferred Shares in this Offering.

Once the SEC qualifies this Offering, the Company will be permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, television, and the Internet.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours a day, 7 days a week on the Company’s website, as well as on the United States Securities & Exchange Commission’s website at www.SEC.gov.

In order to subscribe to purchase the Company’s Series A Convertible Preferred Shares, a prospective investor must electronically complete, sign and deliver to the Company an executed Subscription Agreement, and wire funds for the Subscription Amount in accordance with the instructions provided therein.

An investor will become a Shareholder, including for tax purposes, and the shares of the Company’s Series A Convertible Preferred Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Shareholder.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in the sole and absolute discretion of its Management, that such investor is not a “Qualified Purchaser” for the purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

The Company’s Common Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Common Shares offered hereby are offered and sold only to “Qualified Purchasers”.

pg. 22

Qualified Purchasers include:

1.	Accredited Investors as defined under Rule 501(a) of Regulation D; and

2.	All other investors so long as their investment in the Series A Company’s Convertible Preferred Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Series A Convertible Preferred Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’ Management, in their sole and absolute and absolute discretion that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

1.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or

2.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.

3.	If not a natural person, one of the following:

1.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;

3.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

4.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

5.	An insurance company as defined in section 2(a)(13) of the Securities Act;

6.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);

7.	A business development company as defined in section 2(a)(48) of the Investment Company Act;

8.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

9.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

10.	A private business development company as defined in section 202(a)(22) of the Advisers Act;

11.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;

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12.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;

13.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;

14.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

15.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

16.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

17.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;

18.	Any director or executive officer of the company; or

19.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Advertising, Sales & Promotional Materials: In addition to this Offering Circular, the Company plans to market the Company’s Series A Convertible Preferred Shares both online and offline. The Company’s online marketing may take the form of contacting potential investors through electronic media and posting this Offering Circular on an online platform. At this time the Company has no engagements or agreement for the posting of its Offering Circular, and should the Company enter into such an agreement, the Company will immediately and this Offering Circular to disclose those details. Currently, the Company does not expect to use additional advertising, sales and other promotional materials in connection with this Offering. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Company’s Series A Convertible Preferred Shares.

Supplements and Post-Qualification Amendments to this Offering Circular: In compliance with Rule 253(e) of Regulation A, the Company shall revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been an fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an Exhibit to the Offering Circular and be requalified under Rule 252.

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ITEM 8. USE OF INVESTMENT PROCEEDS BY COMPANY:

The following two tables sets forth certain information concerning the estimated use of investment proceeds of the Offering. Many of the amounts set forth in the two tables below both represent the best estimate of the Company since they cannot be precisely calculated at this time.

Table 1 of 2:

A.	Sale of the Company’s Series A Convertible Preferred Shares:

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Shares	$20,000,000	100%	$100,000	100%

B.	Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$0.00	0.00%	$0.00	0.00%

1.	The price per Series A Convertible Preferred Share shown above was determined by the Management of the Company.
2.	The Company’s Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Company’s Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.
3.	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.00%) of the total capital raised.

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Table 2 of 2:

SUMMARY USE OF INVESTMENT PROCEEDS:
$125,000	Costs Associated with Formation, Financial Reporting, Costs of Offering, Legal Costs, First Year Operating Costs
$125,000	Increases Staffing, Additional Office Space, and addition of Financial Accountant with Public Company Experience.
$19,750,000	Media Advertising Block Purchases
$20,000,000	TOTAL

The Management of the Company has significant flexibility and broad discretion in applying the net proceeds received in this Offering. These are the best estimates of the Company’s financial requirements and plans for fiscal years 2023 through 2024. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if the Company’s Management deems such reallocation to be appropriate. The Company cannot assure you that the capital budget will be sufficient to satisfy the Company’s operational needs, or that the Company will have sufficient capital to fund its business.

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ITEM 9. ABOUT THE COMPANY / ISSUER

Primedia Network, Inc. (the “Company”) is a national television marketing and advertising company taking advantage of ad vacancies and spoilage by offering these targeted ad spots to local and regional businesses. The Company is transforming the visibility and effectiveness of client ads through an in-house Media Management Software (hereinafter referred to as “MMS”) that enables clients to be matched quickly with ad spots that specifically boost their marketing goals. The MMS is the first-of-its-kind in the market and is key in managing pre-negotiated ad spots from over 750 television stations such as ABC, NBC, CBS, and Fox networks. Although these ad spots are well connected in 136 national markets, The Company can offer them affordably and continuously for a wide range of client businesses. The surplus of unused ad spots and lack of active selling of those spots leads to untapped profits for the Company, and rapid audience growth for the Company’s clients.

COMPANY FEATURES:

➢	The first-of-its-kind Media Management Software (the “MMS”) to ensure clients gain the most from each ad slot – a revolutionary tool never before seen in the market.
➢	The Company’s operational strategy allows the Company to acquire and offer $11 million in ad vacancies at the beginning of each week
➢	A versatile strategy that can be applied to other market areas such as radio, newspaper, website development, business consulting, and more.

COMPANY COMPETITIVE ADVANTAGES:

The Company is positioned to experience rapid growth in a challenging marketplace for the following reasons:

➢	The Company’s investment opportunities are included in a burgeoning and rapidly expanding national market.
➢	The Company’s senior management has insight, creativity, and experience which are relevant and transferable within operations, marketing, and finance in the media advertising industry. The management team consists of reputable and experienced figures in the field.
➢	The Company has created a marketing plan to position the Company as a superior provider of investment opportunities, using aggressive marketing strategies combined with unique marketing skills and experiences.

COMPANY KEY ADVANTAGES:

➢	The Company has completed its operational and personnel planning with cost efficiency and flexibility as factors. An emphasis is placed on sales and marketing staffing and strategies to enhance revenue growth.
➢	The Company offers discounted ad rates for a wide range of businesses which is a pressing need in the national market.
➢	The Company’s management has designed its strategic growth and operating plans to be scalable, which also provides for enhanced revenue growth.

COMPANY BUSINESS MODEL:

The Company, through its MMS, acquires and sells discounted network ad slots to local, regional, and national businesses in over 136 markets for 750 network television stations. The $7 million ad inventory obtained through these 750 stations is integrated into the Company’s MMS system and then sold directly to client businesses. In short, the Company has developed a software-focused revolutionary brokerage model for media advertising.

The main revenue approaches include:

➢	Cash Media Schedules – Involves the largest discounts on ad slots and provides guidelines for the Company’s profit margins specific to each client. The margins follow these categories:
•	Standard Advertising Agency Commission (15%)
•	Direct Response Advertisers Commission (25%)
•	National Advertisers Commission (33%)
•	Branding Campaign Commission (50%)
•	Flat Rates (100-200% markup)

Example of Model 1: $10,000 Cash Media Buy = $3,300 Company Profit Margin

pg. 27

➢	Performance Media Schedules – Arbitrage ad costs for clients in the following range of performance-based programs. The goal for profit margins for these programs is to increase between 300-500%.
•	Pay Per Call
•	Pay Per Lead
•	Pay Per Appointment
•	Pay Per Sale

Example of Model 2: $1,000 Media Buy = $5,000 Sales and $4,000 Company Profit

COMPANY OPERATIONAL PLAN:

Each national television market has between 10-15 local networks in accordance and various sub-stations. These networks offer 30-60 second advertising slots on an order/inquiry basis meaning they lack in-house sale initiatives to fill these vacant slots. This constant surge in vacancies each week and the previous days’ spoilage results in 25-35% of unused ad slots total. The Company acquires these slots in excessive amounts due to an eagerness to sell by the networks and integrates them into its MMS where sales to clients can take place. No other media company uses a self-developed software system to broker targeted ad slots. The Company takes the lead advantage in the market by matching buyers to desired ads in the quickest, most effective, and most affordable manner for client businesses. This brokerage process takes place in the following phases:

•	Phase 1 – Using a third-party media tracking platform, the Company’s data analysts track current advertisements for more than 70 television markets and 98 radio markets in the United States. Data analysts then use business categories of up to 50 to identify which would benefit the most from a specific network and television advertising in general. Upon the completion of viable leads, data developers then acquire company details for each lead and program them into the Company’s MMS. This phase centers on planning, acquiring, and executing lead-based information in order to jumpstart the sales process.

•	Phase 2 – Lead developers then utilize the data in the Company’s MMS for each lead and make direct contact with each company to collaborate with each lead’s marketing director and/or coordinator through email funnels. Each lead is also contacted by the Company’s appointment setters to create concrete appointments for sales team members. Although different teams are responsible for various forms of contact, the Company’s MMS easily archives all correspondence and data to set up each team for success.

pg. 28

•	Phase 3 – The Company’s sales team is now able to speak with the head of marketing for lead companies in a “Company Marketing” interview. Via phone, the main goal of this interaction is to explain the Company’s advertising solutions and determine the overall qualification of the lead. Upon successful qualification, Requests for Media Proposals can be started.

The Company’s media planners deal directly with these proposal requests and conduct another virtual call/meeting with the lead and overview the lead’s specific proposal. Once the decision maker of the lead company is on board, Local TV Orders are implemented as well as payment forms to complete the sale.

COMPANY PRICING STRATEGY:

The Company’s MMS assists with pricing as well as cutting time and labor costs. Pricing for ad purchases is on a contextual match-making basis considering the number of slots, analytical analysis, etc. of each. More specifically, the already discounted ad slots are tailored to each client for an economically smart price compared to clients being forced to buy slots directly from networks at extremely expensive rates.

This pricing strategy takes place in two forms: Cash Media Schedules and Performance-based Media Schedules each with commission ranges between 15-50% and flat rates with 100-200% markups.

COMPANY DISTRIBUTION STRATEGY:

The Company’s Distribution Strategy is to make its discounted ad sales available to target customers through an online supply and distribution strategy.

•	Internet/Digital – The Company is focused on a digital distribution plan that encompasses direct advertising slot sales to interested parties. The digital distribution is driven by the Company’s official website and allows virtual contact methods, consulting, and service information for all client businesses.

COMPANY EXPANSION:

•	Penetrate New Markets - The Company expects to expand its brand value, revenues, and customer base by penetrating new markets through the same unique and highly scalable acquisition approach. Each market will be carefully assessed to ensure it will meet the Company’s strategic growth roadmap. The intended expansion includes the following markets:
o	Cable Television (domestic, then international)
o	Newspaper - Digital and Print (domestic, then international)
o	Radio Stations (domestic, then international)
o	Business Consulting (domestic, then international)
o	Television Commercial Production (domestic, then international)
o	Website Development (domestic, then international)
o	Google Search Engine Optimization - SEO (domestic, then international)

•	Software Diversification (MMS) – The Company intends to increase revenues through the diversification of its MMS to continuously improve algorithms and streamline ad selling processes. Once the Company has established its brand and has adequate revenues to sustain operations, new MMS functions and services will be analyzed and developed.

pg. 29

MARKET SUMMARY:

This summary provides a review of the attractiveness of the media and entertainment advertising market and better analyzes and provides an understanding of the evolving opportunities and threats as they relate to the strengths and weaknesses of the Company.

1.	Industry Analysis:

Television has and will continue to be the most widely used and effective traditional advertising method considering over 1.6 billion homes have at least one television. Businesses of all sizes, experience levels, and specialties benefit from and spend heavily on media and television advertising. The constantly evolving audio and visual effects on television are boosting the market in terms of audience growth, customer retention, and building consumer connections. More specifically, the national television advertising market was valued at $278 billion in 2020 and is moderately growing for the foreseeable future.

Due to the increase in gadgets and mobile devices, television streaming via the internet is the fastest growing market segment and is being enhanced by consumer analytics and various media management systems. Although North America has and still represents most of the global market share, other regions like Asia-Pacific and Western Europe are joining the dominance. The major global players, like CBS and Comcast, are capturing most of the market; however, as new start-ups form focused on analytics and software processes they will need to evolve as well to keep up the market’s technological momentum.

Because of the Company’s wide scope, it is necessary to overview other market channels and industries that the Company’s services are interconnected with. Below represents the brief but needed context on how the Company fits into the global media and entertainment sector and various channels.

Industry Overview: The media and Entertainment Industry encompasses movies/cinema, television, music, radio, the internet, advertising, gaming, and publishing services. The recent advancements in wireless advertising, mobile applications, gadgets, cloud storage, consumer analytics, and a new 5G-enhanced world are driving the evolvements and growth of the industry worldwide. 5G is projected to rapidly transform the market by improving user experience and advertising on augmented and virtual reality devices, similar to traditional television and media advertising strategies.

National Market Size: Valed at over $700 Billion USD in 2020 and projected to be valued at $825 Billion USD in 2023 (according to Select USA & International Trade Administration).

Growth Rate Annually: Experiencing a Compound Annual Growth Rate (“CAGR”) of 8.9%. (according to Market Research Future).

pg. 30

2.	Target Market Analysis:

The Company’s target market ranges from local-national businesses that participate in media advertising such as television, radio, and newspapers that are in need of network channel ads. Because the Company removes the need for large advertising companies and grants access to local network television stations that clients would otherwise not have access to.

➢	Geographic:

•	Illinois

•	Midwest

•	National

➢	Business Types (Advertising Budget $5,000-$150,000):

•	Diagnostic and Medical

•	Business/Consumer Services

•	Financial (Accounting, Auditing, etc.)

•	Retail Stores

•	Banks

•	Home Improvement

•	Legal Offices

➢	Psychographics:

•	Interests: Affordable rates, effective audience targeting, bulk buying, etc.

•	Activities: Advertising for growth, audience awareness, campaigns, etc.

•	Values: Multiple market penetration, demographic ad matching, etc.

➢	Behavior:

•	Usage patterns: Weekly/Monthly

•	Price sensitivity: High

•	Brand loyalty: High

3.	Target Market Analysis:

Competitor Landscape - The Company’s unique approach to media advertising sales places it in a position to truly maximize market opportunities. Furthermore, because of the revolutionary nature of the Company’s services and software only one direct competitor is identified at this time – EffecTV.

EffectTV (Comcast/Xfinity subsidiary) - previously known as Comcast Spotlight, is a popular and growing media ad broker focused on local cable television ad slots for subscribers. EffecTV’s target market consists of subscribers, rather than real-time viewers, is the sharpest contract between it and the Company. Additionally, the Company’s AC Nielsen impression-enhanced ad slots out-perform EffectTV’s subscriber-focused offerings. The verified viewer advantage combined with the Company’s active sales force will quickly capture the market and serve client businesses better than EffecTV’s approach.

Beyond these two key advantages, the Company also offers more tailored and free services than others in the market such as:

•	Ability to purchase schedules on EffecTV cable stations for Company clients already advertising with the Company
•	Professional TV commercial production specific to each client business
•	Call routing platform for real-time and recorded calls/outbound call services
•	Media advertising consulting
•	24/7 third party call center for interested clients and potential leads
•	Ad templates with toll-free number spots, logos, etc.
•	Distribution of ad slots through the advanced MMS
•	Media ad success analysis for Company clients
•	PR through national branded campaigns
•	Analysis of client competitors’ media advertising success

pg. 31

THE COMPANY’S COMPETITIVE ADVANTAGE:

➢	Strengths:
•	Capitalizing on a surplus of unused ads (25-35% of the average TV station commercial slots are unsold)
•	Primarily offering ads with an AC Nielsen audited impression that archives viewers of each station leading to better-targeted ad slots
•	Drastically improving businesses’ ROI on media advertising from a 1:1 ratio to an 8:1 ratio
•	A truly unique business model with only one direct competitor in the market
•	First to develop an MMS that streamlines sales into three phases: Data Analyst, Lead Developers, and Sales Team which reflects digital assembly line processes.
•	Ability to expand and apply the same approach to multiple other market areas
•	$1.4 million in sales within 20 months of operations with a 50% profit margin

➢	Weaknesses:
•	Early venture that is currently undercapitalized

➢	Opportunities:
•	Opportunities to continue building out the MMS and applicable services
•	Opportunity to gain various profit margins according to each prospective client
•	Opportunities to impact pandemic-related problems through key programs such as bankruptcy, divorce, foreclosure defense, and company debt businesses.

➢	Threats:
•	Future competitors applying the same model and/or similar in-house software

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ITEM 10. TERMS AND CONDITIONS OF THE OFFERING:

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular.

Securities Offered:	Up to 2,000,000 Shares of the Company’s Series A Convertible Preferred Shares on a “best efforts” basis to Qualified Purchasers who meet the Investor Suitability Standards as set forth in this Offering Circular.

Offering Price Per Share:	$10.00 USD per Share of the Company’s Series A Convertible Preferred Shares.

Shares Outstanding Before this Offering:

As of the date of this Offering Circular, the following Shares of the Company’s Capital Shares are issued and outstanding:

•   100,000 - Common Shares;

•   0 - Preferred Shares;

•   0 - Options for Common Shares in the Amount of: $0.00

•   0 - Share Warrants for up to 0 Shares of Common Shares

Minimum Number of Shares to be Sold in this Offering:	The minimum number of Shares of the Company’s Series A Convertible Preferred Shares to be sold in this Offering before the Company can have access to the Investment Proceeds is 10,000 Shares ($100,000 USD).

Shares Outstanding After this Offering:

100,000 Shares of the Company’s Common Shares will be Issued and Outstanding at the conclusion of this Offering.

2,000,000 Shares of Series A Convertible Preferred Shares will be issued and outstanding, assuming the maximum offering of Shares of the Company’s Series A Convertible Preferred Shares is sold through this Offering.

Details about the Conversion of the Shares:	See pages 6 to 8 of this Offering Circular for details about the Shareholder Option and Mandatory Shareholder Conversion of the Company’s Series A Convertible Preferred Shares.

Regulation A Tier:	Tier I

Manner of Offering:	See Item 7, “Plan for Distribution,” of this Offering Circular.

pg. 33

Investor Suitability Standards:	Accredited Investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Termination of this Offering:	This Offering will terminate upon the earlier of (i) such time as all of the Company’s Series A Convertible Preferred Shares have been sold pursuant to this Offering Circular, (ii) the date that is twelve (12) months from the date that this Offering is Qualified by the United States Securities and Exchange Commission, unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company’s Management in their sole discretion, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice to our consent from any purchaser of Shares of the Company’s Series A Convertible Preferred Shares in this Offering.

Company Information:	The Company’s Principal Executive Offices are located at: 1900 East Golf Road, Suite 625, Schaumburg, Illinois 60173; the Company’s Phone Number is (800) 565-8232; the Company’s Corporate Website is located at www.PrimediaNetwork.com. No information on the Company’s Website is part of this Offering Circular.

Commissions for Selling Shares:	The Company’s Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Company’s Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.

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ITEM 11. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

A.	The Company’s day-to-day operations are managed by the Company’s Officers.

MR. DEAN N. TUCCI	FOUNDER & PRESIDENT

Mr. Dean N. Tucci is a life-long entrepreneur. His ambition and dedication are truly unmatched. If you get to know Dean, you will not meet or find anyone like him. He is a true visionary and flat out knows how to make money. He creates opportunity and employment for the masses and everyone around him from salespeople to media reps over the years have earned more working with Dean than anyone else. In addition, his interest is in creating companies that have very large potential….and second best is just not an option. He wants his companies to be industry and nationwide leaders in potential sales and revenue. From his first business selling sheet music to classmates when he was 7 years old to a neighborhood landscaping business at 12 to forming several businesses from ground zero that became multi-million dollar a year company’s. In the 1980’s, Dean worked in the big ad agency world as an advertising copywriter and then Account Manager.

In 1990, Dean started his first ad agency, Fanz Advertising. That agency handled clients such as Pizza Hut, Chicago Mercantile Exchange, Littelfuse and Sears Home Improvement. The Sears business was one in which Dean completely created – it was a national home improvement co-op lead program and included 100’s of Sears Authorized Contractors nationwide. After 9/11, Dean reformatted his business to be a lead only marketing business called Plus Media Group. Plus Media Group was a pioneer in performance-based broadcast media where Dean negotiated low cpm (cost per thousand) rates on unsold radio advertising based on listening audiences and then sold that media in the form of phone calls and leads to various businesses nationwide.

In 2010 Tucci formed Direct Media Power which became the nation’s largest pay per call media agency and then Federal Tax Relief which was the largest tax firm advertising on radio in 2015 which included over 100 participating tax firms nationwide.

In 2017, Tucci formed IBA Force – a national sales, marketing and media consulting firm and today oversees the day-to-day operations of PRIMEDIA Network, Inc. which is a wholly owned subsidiary of IBA Force, Inc.

Tucci brings 30 plus years of being a business owner who thoroughly knows all aspects of how to put together a company and develop it from Accounting to IT Solutions to Recruitment. Tucci has a very methodical, step-by-step approach to dissecting every aspect of a business and demanding excellence. In fact, in 2015 Tucci started full development of the “MMS” – a Media Management Software. Tucci did this because his vision was a media company with 100’s of millions in annual sales and he was very unhappy with systems on the market. Tucci found Media Placement Software very limiting, and Sales Software like Sales Force had massive restrictions on productivity. He then set out to develop his own system and started to “Architect” an Enterprise Software Solution for his vision of a media company with endless income opportunity. Tucci hired top end programmers to write the code for his vision and today coders still work to continuously develop the software. What started out as a excel spreadsheet, the MMS today is capable of negotiating media rates on hundreds of stations, handles Media RFP’s, has the ability to send out thousands of media orders per week with the click of a mouse, can reconcile media accounting, shows performance of media by tolls and then also is a full cycle sales/lead software solution to manage and pursue massive lead flow. The MMS, 5 years into development, has over 30 different tab pages and has over 200 pages of coding and runs the entire staff of dozens of employees that use the system all day, every business day at PRIMEDIA. The MMS is truly unlike any media or sales software in the industry and this system was entirely scripted by Tucci.

pg. 35

MR. ANTHONY MALTESE	CHIEF OPERATING OFFIER / ACCOUNTING MANAGER

Mr. Anthony Maltese has been an accounting professional for over 30 years. He started his accounting career working part-time over the summer for a construction company while he waited for the fall term to continue his studies towards his Associates Degree. The company offered him a full-time position and Anthony started working there as a bookkeeper, gathering valuable experience along the way.

During his first year there, he took the construction company from manual bookkeeping and ledgers to a computerized accounting system. Determined to always improve the business processes of the company he worked for, he then moved to a hand packaging company that had over 150 employees but still used an outside firm to process payroll. As a cost saving measure, he upgraded the company's accounting software from Visual Manufacturing to Quickbooks, and brought payroll in house, thus realizing year-over-year savings. He never abandoned the goal of furthering his education, so Anthony resumed his studies to earn an associate degree in accounting.

Armed with his extensive background in accounting, the college used his work experience as a prerequisite and pushed him into the bachelor’s Program. Anthony earned his bachelor’s degree in accounting in 2006 with a GPA of 3.7. Today, Anthony works as the Accounting/Operations Manager for Primedia Network. He is an avid Star Wars fan, and currently sits on the Executive Board of his church.

MS. SALLY SHOEMAKER	SENIOR MEDIA BUYER

Sally graduated from Wheaton College with a Bachelor of Arts in Social Science with emphases in Psychology and Political Science. She worked at a large publishing company in suburban Chicago managing bulk subscriptions and fulfillment to bookstores and group subscriptions for eight publications. After some time off to raise her three children, she returned to work in the late 90s at a huge non-profit in the Chicago area in several roles including operations and leading teams to manage administrative projects. This included an annual event that required creating registration for 17,000 participants.

In 2012, she joined Lincoln Media Services as the manager for the traffic department overseeing daily operations for a team of six. Sally had ongoing collaboration with over 100 television station reps to evaluate their DRTV profitability and built long-term partnerships by providing excellent customer service. This was in addition to overseeing the several hundred stations that the rest of the traffic team oversaw.

She left Lincoln for an opportunity to be a media buyer and has been with Primedia Network since it began in 2019. Sally and her husband have three adult married children; one couple is in every time zone of the US. She enjoys visiting her family, hiking, volunteering at her church, and is trying to figure out a new fitness routine in this covid era.

MS. KELLY ROBINSON	NATIONAL SALES DIRECTOR

Kelly graduated from Arkansas State University with a Bachelor of Science in Communications with an emphasis in Journalism. She began her career in the media with a local newspaper, where she sold, and had access to 80 local publications. Her first year she quadrupled the sales in her given territory and her position with the company pivoted. She was moved from territory to territory to assist in turning each of them into top performers and serviced the accounts pristinely to pass along to the Account Executives that would eventually take the territories back.

From there she worked for the top publications in the Chicagoland market, including, but not limited to The Chicago Sun Times, and the Chicago Tribune, where her former reputation preceded her, and she was given similar responsibilities. At the Chicago Tribune she was ranked top 10 in sales across the country. As a multi-media Account Executive, she dabbled in the sale of everything the company had to offer and worked extremely hard to provide excellent customer service in order to ensure repeat and upsell business.

Kelly has been with Primedia Network since 2020. She was given the opportunity to manage the team in 2021 and assisted in keeping the company profitable through the pandemic. She is a former Division 1 athlete and played semi-professional volleyball until 2019. She is married with one son, who is also an athlete and continues to train with her.

When asked her motivation, her response is always simply “money”.

pg. 36

MS. KEITH KOUSINS	ACCOUNT MANAGER

Keith has been a native of Chicagoland and the Midwest for over 45 years, having worked for many organizations in various sales and business relationship roles. His primary focus is on client relationship management, incorporating managing and growing existing accounts, as well as initiating new business growth.

Keith has been involved in most aspects of media for over 25 years, from print publishing to out-of-home (OOH), to email marketing and digital advertising and publishing, to radio and TV. His history includes working with, and growing accounts such as SuperValu, Target, Eagle Food Centers, Hallmark Stores, WWE (Formerly WWF), Clear Channel Media, Paramount Studios, Sony Pictures, Unilever, along with numerous small, medium and large businesses nationwide.

Some of his success stories include helping build sales for retailers to over 15MM within select store categories. Also, he was the only outside vendor at the time to solidify a licensing magazine deal with Mattel’s Barbie® property, netting an initial 3MM and included over 90 of their licensees for future ongoing sales.

MR. MAX MICHALAK	DIGITAL MARKETING MANAGER

Max Michalak is a Brand and Online Marketing Strategist who works together with solopreneurs, CEOs, and executives to grow their professional and personal brands. He has twelve-years of experience of working in industry and marketing for expensive brands.

Max is equipped with the knowledge of what drives sold-out launches, conversions, and monumental website traffic. But what makes Max successful isn't the mastery of marketing flavors, but how well he can make a connection with the general public, he tries to help. He's also good at communicating his understanding back to them. All of Max’s efforts and successes have landed his clients unparallel brand recognition and marketing prosperity.

Max’s web designs and PPC campaigns have also found their way to 1st pages of search engines like Google, Bing, and Yahoo.

As a Brand and Online Marketing Strategist, Max is also in charge of identifying and developing premium websites. He works continuously with development teams tasked to build website materials and tools to help enhance the marketing performance of his clients.

Max led the planning, development, design, and launching of the company's customer email journey, starting from the first stage to an ongoing sales journey. He also coordinated and produced all websites related, customer-facing, and internal materials. These milestones made Primedia Network one of the biggest single providers of Local TV Media with a complete full-service marketing agency offering.

B. Significant Employees. Each individual named above is considered a "Significant Employee" and is an Officer of the Company. The Company would be materially adversely affected if it were to lose the services of any of the individuals named above as each has provided significant leadership and direction to the Company.

C. Limitations of Liability and Indemnification of Officers, Managers & Directors. The Company’s Bylaws limit the liability of directors to the maximum extent permitted by Illinois Law and States that a Company Director shall not be personally liable to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a director.

The Company’s Bylaws provide that the Company will indemnify the Company’s Directors, Managers, Officers, Employees and other Agents to the fullest extent permitted by Law. The Company believes that indemnification under its Articles and Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. The Company’s Bylaws also permit the Company to secure insurance on behalf of any Officer, Manager, Director, Employee or other Agent for any liability arising out of his or her actions in connection with their services to the Company, regardless of whether the Company’s Articles and Bylaws permit such indemnification.

pg. 37

The Company intends to enter into separate indemnification agreements with its Directors, Managers, and Officers, in addition to the indemnification provided for in the Company’s Articles and Bylaws. These agreements, among other things, will provide that the Company will indemnify its Directors, Managers, and Officers for certain expenses (including attorneys’ fees), judgments, finds and settlement amounts incurred by a Director, Manager, or Officer in any action or proceeding arising out of such person’s services as one of the Company’s Directors, Managers, or Officers, or rendering services at the Company’s request, to any of its subsidiaries or any of its subsidiaries (not existing or to be formed in the future) or any other company or enterprise. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as Directors, Managers and/or Officers.

D. Legal Proceeding / Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any director, executive officer, or control person of the Company during the past seven years.

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty and, regardless of the outcome, legal proceedings could have an adverse impact on the Company’s business plan, due to the costs associated with legal defense and settlement costs, diversion of resources, and other factors. As of the date of this Offering Circular, the Company is not subject to any material legal proceedings, nor, to the Company’s knowledge, are any material legal proceedings pending or threatened against the Company.

E. Shares Option Plan: None

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pg. 38

ITEM 12. COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of the Company’s Officers / Managers / Directors is as follows:

Name	Position in which compensation is Paid:	Annual Cash Compensation:	Other Compensation:	Total Annual Compensation:
Dean N. Tucci	President	$364,000	None	$364,000
Anthony Maltese	Chief Operating Officer / Accounting Manager	$124,800	None	$124,800
Sally Shoemaker	Senior Media Buyer	$83,200	None	$83,200
Kelly Robinson	National Sales Director	$176,800	None	$176,800
Keith Kousins	Accounts Manager	$124,800	None	$124,800
Max Michalak	Digital Marketing Manager	$93,600	None	$93,600

Key Man Insurance: The Company does not at this time have “Key Man Insurance” on any Board Member, Director, Manager, or Officer of the Company.

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pg. 39

Compensation of the Company’s Board of Directors Members is as follows:

The Company’s charter and bylaws provide that the Company’s Board of Directors will consist of such number of directors as may from time to time be fixed by the Company’s Board of Directors but may not less than the minimum number required under the Illinois Corporations Code. The Company currently has three members of its Board of Directors and intends to increase this Board of Directors to no less than five members. The Company believes that at least three of these directors will meet the requirement to be independent under the standards required for a Capital Markets Listing, while Mr. Dean N. Tucci, the Company’s President, will be considered an insider with knowledge of the Company’s day-to-day activities and the Company’s finances.

Name	Position in which compensation is Paid:	Annual Cash Compensation:	Other Compensation:	Total Annual Compensation:
Dean N. Tucci (Insider)	Founder, President & Chairman of the Company’s Board of Directors • Compensation Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	Holder of 98% of the Issued and Outstanding Common Shares of the Company	$6,000 annually, plus any income stated in Item 12 above, plus any dividends to holders of Common Shares of the Company
Steven Mueller, Syndicate Legal & Financial (www.SyndicateAPC.com) (Independent)	Board of Directors • Nominating & Corporate Governance Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	Holder of 1% of the Issued and Outstanding Common Shares of the Company	$6,000 annually, plus any income from dividends paid to holders of Common Shares of the Company
Anthony Maltese (Insider)	Board of Directors • Audit Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	Holder of 1% of the Issued and Outstanding Common Shares of the Company	$6,000 annually, plus any income from dividends paid to holders of Common Shares of the Company
TBD – Board of Directors Member #4 (Independent)		$TBD	$TBD	$TBD
TBD – Board of Directors Member #5 (Independent)		$TBD	$TBD	$TBD

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pg. 40

Corporate Governance

The Company has structured its corporate governance in a manner it believes closely aligns the Company’s interests with those of the Company’s shareholders. The principal features of the Company’s corporate governance structure include the following:

•	A Board of Directors will not be classified, so that each of the Company’s Directors will be elected annually;
•	Of the five persons who will serve on the Company’s Board of Directors, the Company’s Board of Directors will be comprised of three Directors that will satisfy the listing standards for Independence as defined under Rule l0A-3 of the Exchange Act;
•	At least one of the Company’s Directors will qualify as an "audit committee financial expert" as defined by the United States Securities and Exchange Commission; and
•	The Company believes that the Company will comply with the listing standards for all major stock exchanges in the United States, including having Company Board Committees comprised solely of Independent Directors;

Upon the listing of the Company’s shares on a Major U.S. Stock Exchange, the Company’s directors (current and future) will stay informed about the Company’s business by attending meetings of the Company’s Board of Directors and its Committees and through supplemental reports and communications. The Company’s independent directors will meet regularly in executive sessions without the presence of the Company’s corporate officers or non-independent directors.

Role of the Board in Risk Oversight

One of the key functions of the Company’s Board of Directors will be the oversight of the Company’s risk management process. The Company’s Board of Directors will administer this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which shall address risks specific to their respective areas of oversight. In particular, the Company’s Audit Committee will have the responsibility to consider and discuss financial risk exposure and the steps the Company’s management should take to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Company’s Audit Committee shall also monitor compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal audit function(s). The Company’s Nominating and Corporate Governance Committee shall monitor the effectiveness of the Company’s Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Company’s Compensation Committee shall assess and monitor whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk taking.

Board Committees

The Company’s Board of Directors shall establish three standing committees: (1) an Audit Committee, (2) a Nominating and Corporate Governance Committee, and (3) a Compensation Committee. The principal functions of each committee are described below. The Company intends to comply with the listing requirements and other rules and regulations initially of the OTC Market’s OTCQX and then the NASDAQ or New York Stock Exchange. Upon the addition of the fifth Board Member, each of the Company’s Committees will be comprised exclusively of independent directors. Additionally, the Company’s Board of Directors will from time to time establish other committees to facilitate the management of the Company.

Audit Committee

The Company shall have an Audit Committee that will initially be comprised of three Independent Directors. The Company’s Board of Directors shall adopt an Audit Committee Charter, which shall detail the principal functions of the Company’s Audit Committee, including oversight related to:

•	The Company’s accounting and financial reporting processes;

pg. 41

•	The Company’s integrity of its consolidated financial statements and financial reporting process;
•	The Company’s systems of disclosure controls and procedures, and internal controls over financial reporting;
•	The Company’s compliance with financial, legal and regulatory requirements;
•	The Company’s evaluation of the qualifications, independence and performance of the Company’s independent registered public accounting firm;
•	The Company’s performance of its internal audit function; and
•	The Company’s overall risk profile.

The Company’s Audit Committee will also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Company’s Audit Committee shall also prepare the Audit Committee report required by SEC regulations to be included in the Company’s annual proxy statement.

Nominating and Corporate Governance Committee

The Company shall have a Nominating and Corporate Governance Committee that will be initially comprised of three independent directors. The Company’s Board of Directors shall adopt a Nominating and Corporate Governance Committee charter, which shall detail the principal functions of the Nominating and Corporate Governance Committee, including:

•	Identifying and recommending to the Company’s Board of Directors qualified candidates for election as Company directors and recommending nominees for election as Company Directors at the Company’s annual meeting of shareholders;
•	Develop and recommend to the Company’s Board of Directors Corporate Governance Guidelines and implementing and monitoring such guidelines;
•	Review and make recommendations on matters involving the general operation of the Company’s Board of Directors, including Board of Directors size and composition, and committee composition and structure;
•	Recommending to the Company’s Board of Directors nominees for each committee of the Company’s Board of Directors;
•	Annually facilitating the assessment of the Company’s Board of Directors' performance as a whole and of the individual directors, as required by applicable law, regulations and OTCQX & NASDAQ corporate governance listing standards; and
•	Overseeing the Company’s Board of Directors' evaluation of management.

In identifying and recommending nominees for Company directors, the Nominating and Corporate Governance Committee may consider diversity of relevant experience, expertise and background.

Compensation Committee

The Company shall have a Compensation Committee that will initially be comprised of three independent directors. The Company’s Board of Directors shall adopt a Compensation Committee Charter, which shall detail the principal functions of the Company’s Compensation Committee, including:

•	Reviewing and approving on the Company’s annual basis the corporate goals and objectives relevant to the Company’s Managing Member’s compensation,
•	Evaluating the Company’s Managing Member’s performance in light of such goals and objectives and determining and approving the remuneration of the Company’s Managing Member based on such evaluation;
•	Reviewing and approving the compensation of all of the Company’s other officers;
•	Reviewing the Company’s executive compensation policies and plans;
•	Implementing and administering the Company’s incentive compensation equity-based remuneration plans (if any);
•	Assisting the Company’s Management in complying with the Company’s proxy statement and annual report disclosure requirements;
•	Producing a report on executive compensation to be included in the Company’s annual proxy statement; and
•	Reviewing, evaluating and recommending changes, if appropriate, to the remuneration for the Company’s directors.

pg. 42

Code of Business Conduct and Ethics

The Company’s Board of Directors shall establish a Code of Business Conduct and Ethics that shall apply to the Company’s officers, directors and employees. Among other matters, The Company’s Code of Business Conduct and ethics shall be designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in the Company’s SEC reports and other public communications;
•	Compliance with applicable laws, rules and regulations;
•	Prompt internal reporting of violations of the code to appropriate persons identified in the Code; and
•	Accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for the Company’s executive officers or directors must be approved by a majority of the Company’s Independent Directors, and any such waiver shall be promptly disclosed as required by Law, OTC Markets, New York Stock Exchange or NASDAQ regulations.

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pg. 43

ITEM 13: SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS:

As of the date of this Offering Circular, the following table sets forth information regarding beneficial ownership of the Company’s Capital Shares by:

•	Each person, or group of affiliated persons, known to the Company to beneficially own 5% or more of the Company’s Common Shares;
•	Each of the Company’s named Managers or Officers;
•	Each of the Company’s Directors and Director Nominees; and
•	All of the Company’s current Officers, Directors and Director nominees as a group.

The information presented below regarding beneficial ownership of the Company’s voting securities has been presented in accordance with the rules of the United States Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under the rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property law, the Company believes that the beneficial owners of the Company’s Common Shares listed below have sole voting and investment power with respect to the Shares shown.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering
Mr. Dean N. Tucci Founder & President 1900 East Golf Road, Suite 625 Schaumburg, Illinois 60173	100,000 Common Shares (100% of the Issued & Outstanding)	98,000 Common Shares (98% of the Issued & Outstanding)
Mr. Anthony Maltese Chief Operating Officer / Accounting Manager 1900 East Golf Road, Suite 625 Schaumburg, Illinois 60173	100,000 Common Shares (100% of the Issued & Outstanding)	1,000 Common Shares (1% of the Issued & Outstanding)
Syndicate Legal & Financial, LLC 355 South Grand Avenue Los Angeles, California 90071 (*)	0 Common Shares (0% of the Issued & Outstanding)	1,000 Common Shares (1% of the Issued & Outstanding)

(*) The Company has entered into a non-dilution agreement (hereinafter referred to as the “Non-Dilution Agreement”) whereas the Company has agreed that Syndicate Legal & Financial, LLC’s Common Shares, shall not be subject to dilution in any manner without the express written consent of Syndicate Legal & Financial, LLC. During such period that Syndicate Legal & Financial, LLC owns Common Shares in the Company, the Company shall take no action, directly or indirectly, to dilute or attempt to dilute the Common Shares issued to, and held by, Syndicate Legal & Financial, LLC. If additional shares of the Company’s Common Shares are issued, then the same number of free trading Common Shares, if applicable at time of issue, shall be issued to Syndicate Legal & Financial, LLC to maintain Syndicate Legal & Financial, LLC’s pro rata percentage prior to additional issuance of such Common Shares of the Company. The Non-Dilution Agreement does not survive any resale or transfer of the Common Shares from Syndicate Legal & Financial, LLC, and no shareholder who acquires Common Shares from Syndicate Legal & Financial, LLC will have any benefits of the Non-Dilution Agreement.

pg. 44

ITEM 14: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Cautionary Statement:

The following discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and related notes.

The Company’s results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statements Regarding Forward-Looking Statements and Risk Factors. The Company assumes no obligation to update any of the forward-looking statements included herein.

Emerging Growth Company:

Upon the completion of this Offering, the Company may elect to become a “Public Reporting Company” under the Exchange Act. The Company will qualify as an “Emerging Growth Company” under the Jumpstart Our Businesses Act of 2012 (the “JOBS Act”). As a result, the Company will be permitted to, and intends to, rely on exemptions from certain disclosure requirements. For so long as the Company can remain an Emerging Growth Company, the Company will not be required to:

•	Have an auditor report on its internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

•	Comply with the requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

•	Only two (2) years of audited financial statements in addition to any required unaudited interim financial statements with corresponding reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

•	Reduced disclosure about the Company’s executive compensation arrangements.

•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

•	Exemption from the auditor attestation requirement in the assessment of the Company’s internal control over financial reporting.

The Company may take advantage of these exemptions for up to five (5) years or such earlier time that the Company is no longer an Emerging Growth Company. The Company would cease to be an Emerging Growth Company if it were to have more than $1.07 Billion USD in annual revenue, the Company has more than $700 Million USD in market value of its shares held by non-affiliates, or the Company issues more than $1 Billion of non-convertible debt over a three-year period. The Company may choose to take advantage of some, but not all of these reduced burdens. The Company has taken advantage of these reduced reporting burdens herein, and the information that the Company provides may be different than what you might get from other public companies in which you hold shares.

pg. 45

Revenues:

The Company was formed as an Illinois Stock Corporation (SOS #72379411 / In Good Standing) on July 3, 2019. For fiscal year 2023 (through August 15, 2023) the Company has had total revenues of $1,250,238.26; while for fiscal year 2022 the Company had total sales revenues of $1,870,867.65; and total sales revenues of $1,381,610.54 for fiscal year 2021.

Operating Expenses:

Operating expenses were $1,161,271.77 USD for partial fiscal year 2023 (through August 15, 2023); $1,764,252.79 USD for fiscal year 2022; and $1,530,689.19 USD for fiscal year 2021.

Net Losses:

The Company incurred a net loss of $169,782.66 in fiscal year 2021; a net profit of $101,500 in fiscal year 2022; and a net profit of $95,964.39 for fiscal year 2023 through August 15, 2023.

Liquidity and Capital Resources:

As of August 15, 2023, the Company had total current assets of approximately $393,740.75 USD and current liabilities of approximately $815,415.59 USD, resulting in a working capital deficit / of approximately $421,740.75 USD as of August 15, 2023.

Off Balance Sheet Arrangements:

As of April 15, 2023, there were no off-balance sheet arrangements.

Critical Accounting Policies:

A “Critical Accounting Policy” is one which is both important to the portrayal of the Company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the to make estimates about the effect of matters that are inherently uncertain.

The Company’s accounting policies are discussed in detail in the footnotes to the Company’s Financial Statements included in this Offering Circular, however, the Company considers its Critical Accounting Policies to be those related to revenue recognition, calculation of revenue share expense, shares-based compensation, capitalization and related amortization of intangible assets, and impairment of assets.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

pg. 46

Going Concern:

The Company’s current financial condition and the uncertainty surrounding the Company’s ability to consummate this Offering raises substantial doubt regarding the Company’s ability to continue as a going concern. As shown in the accompanying financial statements, the Company has sustained losses from operations since inception and does not have a predictable revenue stream. The Company’s financial statement are prepared on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty related to the Company’s ability to continue as a going concern.

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pg. 47

ITEM 15. DESCRIPTION OF CAPITAL SHARES

General:

The Company is offering up to 2,000,000 Shares of Series A Convertible Preferred Shares though this Offering. No Shares of the Company’s Common Shares are being offered to investors through this Offering.

The following description summarizes the most important terms of the Company’s capital shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Articles and/or Bylaws, copies of which have been filed as Exhibits to this Offering Statement, of which this Offering Circular is a part. For a complete description of the Company’s capital shares, you should refer to the Articles, Bylaws, and the applicable provisions of Illinois Law.

The Company is authorized to issue up to TWENTY MILLION (20,000,000) shares of capital shares, of which (i) 10,000,000 shares are Common Shares without a par value; and (ii) 10,000,000 shares are Preferred Shares (“Preferred Shares”) without a par value. Through this Offering, the Company is offering its 2,000,000 Shares of Series A Convertible Preferred Shares. The 2,500,000 Preferred Shares are reserved for future issuance.

The Series A Convertible Preferred Shares:

•	As of the date of this Offering Circular, none of the Series A Convertible Preferred Shares are issued and outstanding.

•	Voting: Holders of Series A Convertible Preferred Shares have one vote per Series A Convertible Preferred Share. There is no cumulative voting.

•	Interest: Holders of the Company’s Series A Convertible Preferred Shares are entitled to receive interest at the rate of seven percent (6%) of the Series A Convertible Preferred Shares issue price of $10.00 USD per Share, which such interest shall accrue and be payable only if declared by the Company. While interest to holder of the Company’s Series A Convertible Preferred Shares is accruing, the Company has not paid cash interest to any shareholders of any of the Company’s securities, and currently does not anticipate paying any cash interest after this Offering or in the foreseeable future.

•	Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, winding up of the Company, or other deemed liquidation event, holders of the Company’s Series A Convertible Preferred Shares shall be entitled to be paid out of assets of the Company available for distribution to its Shareholders before any payment is made to holders of the Company’s Common Shares, in an amount per Series A Convertible Preferred Shares that is equal to the original purchase price of $10.00 USD per Share plus all accrued interest up to the date of payment.

•	Transferability: The Company’s Series A Convertible Preferred Shares are freely transferable and free of restrictive legends limiting transfer of any of the Company’s Series A Convertible Preferred Shares.

•	Arbitration: Under the Arbitration Provision contained in the Company’s Bylaws, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserves the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible. The Arbitration Provision applies to claims under the U.S. Federal Securities Laws and to all claims that are related to the Company, including with respect to this offering, the Company’s holdings, the Company’s Common Shares and Preferred Shares, the Company’s ongoing operations, and the Company’s management of its Shareholders, among other matters.

pg. 48

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Illinois, in the County of Cook. The term "Claim" as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving a Shareholder (or persons claiming through or connected with a Shareholder), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of a Shareholder investment in the Company, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that a Shareholder may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire Subscription Agreement associated with this Offering. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counterclaims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. The Company believes that the Arbitration Provision is enforceable under Federal Law, the Laws of the State of Illinois, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Company’s Subscription Agreement for Common Shares, or the Company’s Bylaws with respect to the Arbitration Provision or otherwise requiring are Shareholder to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

Before purchasing any Company Shares (Common Class or Preferred Class), a potential investor must acknowledge, understand, and agree that: (1) arbitration is final and binding on the parties; (2) the parties are waiving their right to seek remedies in court, including the right to jury trial; (3) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (4) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (5) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provision limits the rights of an investor to many legal remedies and rights otherwise available.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN THE COMPANY’S OPERATING AGREEMENT, INVESTORS / SHAREHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY'S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Details of Conversion of The Company’s Series A Convertible Preferred Shares:

Year 2 (Shareholder Conversion Option):

•	At any time during the second (2rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

pg. 49

Year 3 (Shareholder Conversion Option):

•	At any time during the third (3rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus five percent (5%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 4 (Shareholder Conversion Option):

•	At any time during the fourth (4th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus ten percent (10%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 5 (Shareholder Conversion Option & Mandatory Conversion Option):

•	Optional Shareholder Conversion Options: At any time during the fifth (5th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus fifteen percent (15%) of the Company’s Common Shares Price at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

pg. 50

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Ten Dollars ($10.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

•	Mandatory Shareholder Conversion: On the last business day of the fifth (5th) year of the investment, the Shareholder MUST convert each Series A Convertible Preferred Share of the Company for Common Shares of the Company at market price minus fifteen percent (15%) at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Company has the right to convert the Series A Convertible Preferred Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call-In” all Series A Convertible Preferred Shares at the value of the Company’s Common Shares, less the appropriate percentage discount in the Year that the acquisitions or merger occurs.

The Common Shares of the Company:

•	As of the date of this Offering Circular, 100,000 Shares of the Company’s Common Shares are issued and outstanding.

•	Voting: Holders of the Company’s Common Shares have one vote per Common Share. There is not cumulative voting.

•	Dividends: The holders of the Company’s Common Shares shall be entitled to receive, when, and if declared by the Company’s Board of Directors, out of any assets of this corporation legally available therefor, any share in the Company’s net profits, in the form of dividends, as may be declared from time-to-time by the Company. The Company does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

•	Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Company’s Common Shares are entitled to share ratably in the net assets legally available for distribution to Shareholders after (i) the payment of all debts and other liabilities of the Company; and (ii) the liquidation preference payable to the holders of the Company’s Series A Convertible Preferred Shares.

•	Transferability: The Company’s Common Shares are not freely transferable and are subject to the transfer restrictions in the Shareholders’ Agreement. Additionally, the Company’s Common Shares are not registered under the Securities Act or under the securities law of any state or other jurisdiction. Shares of the Company’s Common Shares are “restricted securities” and may be resold by Shareholders only in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, the Company’s Common Shares are generally transferable to anyone or more members of a class consisting of the Shareholders’ spouse, descendants, guardian or conservator, to a trust for the benefit of any one or more members of such lass.

Warrants:

•	The Company has not issued any warrants.

pg. 51

Transfer Agent and Registrar:

•	As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, or the Exchange Act.

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pg. 52

ITEM 16. MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. Federal Income Tax considerations relating to the acquisition, ownership and disposition of the Series A Convertible Preferred Share(s). The summary is based on the Internal Revenue Code (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary applies to you only if you acquire the Series A Convertible Preferred Share(s) for cash in this Offering Circular at the initial Offering price and hold the Series A Convertible Preferred Share(s) as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of the U.S. Federal Income Taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with Series A Convertible Preferred Holders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Series A Convertible Preferred Holders (as described below) whose functional currency is not the U.S. Dollar, certain U.S. expatriates or Holders who hold the Series A Convertible Preferred Share(s) as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. Federal Tax purposes. You should consult your own tax advisor as to the particular tax consequences to your of acquiring, holding or disposing of the Series A Convertible Preferred Share(s).

For purposes of this summary, a “U.S. Series A Convertible Preferred Shares Holder” is a beneficial owner of a Series A Convertible Preferred Share(s) that, for U.S. Federal Income Tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the Laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. Federal Income Taxation regardless of its source; or (d) a trust if (i) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (ii) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this summary, a “Non-U.S. Series A Convertible Preferred Share(s)” is a beneficial owner of a Series A Convertible Preferred Share(s) that is neither a U.S. Series A Convertible Preferred Shares Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes) holds Series A Convertible Preferred Share(s), then the U.S. Federal Income Tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds Series A Convertible Preferred Shares of a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. Federal Income Tax consequences applicable to you.

U.S. Series A Convertible Preferred Shares Holders:

Interest

The Management of the Company anticipates that the Series A Convertible Preferred Share(s) will not be issued with original discount for U.S. Federal Income Tax purposes. In such case, if you are a U.S. Series A Convertible Preferred Shares Holder, interest on a Series A Convertible Preferred Share will generally be taxable to you as ordinary income as it accrues or is received by you in accordance with your usual method of accounting for U.S. Federal Income Tax purposes.

Sale, Exchange or Other Taxable Dispositions of Series A Convertible Preferred Shares

If you are a U.S. Series A Convertible Preferred Shares Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Series A Convertible Preferred Shares Holder, you will generally recognize gain or loss for U.S. Federal Income Tax purposes in an amount equal to the difference, if any, between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Series A Convertible Preferred Share(s). Your adjusted tax basis in a Series A Convertible Preferred Share will generally be equal to your cost of the Series A Convertible Preferred Share, reduced by any principal payments you have previously received in respect of the Series A Convertible Preferred Share. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Series A Convertible Preferred Share exceeds on year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitation.

pg. 53

Backup Withholding and Information Reporting

U.S. Federal Backup Withholding may apply to payments on the Series A Convertible Preferred Shares and proceeds from the sale or other disposition of the Series A Convertible Preferred Share if you are a non-corporate U.S. Series A Convertible Preferred Shares Holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Series A Convertible Preferred Shares Holder’s U.S. Federal Income Tax liability and may entitle such Series A Convertible Preferred Shares Holder to a refund, provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

A U.S. Series A Convertible Preferred Shares Holder will also be subject to information reporting with respect to payments on the Series A Convertible Preferred Share(s) and proceeds from the sale or other disposition of the Series A Convertible Preferred Share(s), unless such Series A Convertible Preferred Shares Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Interest

Subject to the discussion of Backup Withholding and information reporting below, if you are a Non-U.S. Series A Convertible Preferred Shares Holder, payments of interest on the Series A Convertible Preferred Shares to you will not be subject to U.S. Federal Income Tax (including branch profits or withholding tax), provided that:

•	You do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of the shares of the Company.
•	You are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;
•	You are not a controlled foreign corporation for U.S. Federal Income Tax purposes that is, actually or constructively, related to the Company (as provided in the Code);
•	The interest payments are not effectively connected with your conduct of a trade or business within the United States; and
•	You meet certification requirements.

You will satisfy these certification requirements if you certify on IRS Form W-8BEN, or a substantially similar substitute form, under penalties of perjury, that you are not a United States person with the meaning of the Code, provide your name and address and file such form with the withholding agent. If you hold the Series Convertible Preferred Shares through a foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. Withholding Tax provided that:

•	You are entitled to an exemption from or reduction in Withholding Tax or interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN and claim this exemption or reduction on the form. In some cases, you must instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or
•	The interest income on the Series A Convertible Preferred Shares is effectively connected with the conduct of your trade or business in the United States. To claim this exemption, you must complete IRS Form W-8ECI.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

pg. 54

Sale, Exchange or Other Taxable Dispositions of Series A Convertible Preferred Shares

Subject to the discussion below regarding Backup Withholding and information reporting, if you are a Non-U.S. Series A Convertible Preferred Share Holder, you will not be subject to U.S. Federal Income Tax (including branch profits tax) on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of Series A Convertible Preferred Shares.

•	The gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with a applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. “permanent establishment”;
•	You are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or
•	A portion of the gain represents accrued but unpaid interest, in which case the U.S. Federal Income Tax rules for interest would apply to such portion.

U.S. Trade or Business

If interest income on a Series A Convertible Preferred Share or gain from a disposition of the Series A Convertible Preferred Shares is effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. “permanent establishment” to which the interest or gain is attributable, you will generally be subject to U.S. Federal Income Tax on the interest or gain on a net basis in the same manner as if you were a U.S. Series A Convertible Preferred Shares Holder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Federal Income Tax, Backup Withholding and information reporting may apply to payments made by the Company (including any paying agents) to you in respect of the Series A Convertible Preferred Shares, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Series A Convertible Preferred Share Holder or otherwise establish an exemption. The Management of the Company (or its paying agents) may, however, report payments of interest on the Series A Convertible Preferred Shares.

The gross proceeds from the disposition of your Series A Convertible Preferred Shares may be subject to information reporting and Backup Withholding Tax at the applicable rate. If you sell your Series A Convertible Preferred Shares outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the Backup Withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not Backup Withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Series A Convertible Preferred Shares through the foreign office of a foreign broker that is, for U.S. Federal Income Tax purposes:

•	A United States person (within the meaning of the Code);
•	A controlled foreign corporation;
•	A foreign person 50% of more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or
•	A foreign partnership with certain connections to the United States

Unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, Backup Withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

pg. 55

You should consult your own tax advisor regarding the application of information reporting and Backup Withholding in your particular situation, the availability of an exemption from Backup Withholding and the procedure for obtaining such an exemption, if available. Backup Withholding is not an additional tax. Any amounts withheld under the Backup Withholding rules may be allowed as a credit against your U.S. Federal Income Tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The U.S. Federal Tax discussion set forth above is included for general information only and may not be applicable depending on the Series A Convertible Preferred Share Holder’s particular situation. Series A Convertible Preferred Share Holder’s should consult their tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the Series A Convertible Preferred Shares, including the tax consequences under State, Local, Foreign, and other tax laws and the possible effects of changes in U.S. Federal and other Tax Laws.

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pg. 56

ITEM 17. ADDITIONAL REQUIREMENTS AND RESTRICTIONS:

Restrictions imposed by the USA PATRIOT ACT and Related Acts.

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the “USA PATRIOT ACT”, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor” which means anyone who is:

•	A “designated national”, “specially designated national”, “specially designated terrorist”, “specially designated global terrorist”, “foreign terrorist organization”, or “blocked person” within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S. Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24th, 2001;

•	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other Law of similar import to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time-to-time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

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pg. 57

ITEM 18. ERISA CONSIDERATIONS:

An investment in the Company by an employee benefit plan is subject to additional considerations. This is because investments by employee benefit plans are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) fiduciary responsibility and prohibited transaction provisions and to restrictions imposed by Code Section 4975. The term “Employee Benefit Plan” includes without limitation Qualified Pension, Profit-Sharing and Shares Bonus Plans, Keogh Plans, Simplified Employee Pension Plans and Tax Deferred Annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	Whether the investment is prudent under Section 404(a)(1)(B) of ERISA;
•	Whether in making the investment, the investing plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and
•	Whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

ERISA is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (“DOL”), under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors. The person having investment discretion concerning assets of an employee benefit plan is generally referred to as a “fiduciary”. Such person should determine whether an investment in the Company is authorized by the applicable governing plan instrument wand whether it is a proper investment for the plan.

ERISA Section 406 and Code Section 4975 prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in the Company, be deemed to own an undivided interest in the Company’s assets, with the result that the Company’s operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited rules of the Code.

The Department of Labor Regulations provide guidance concerning whether assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1.	Equity interests acquired by employee benefit plans are publicly offered securities – for example, the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferrable and registered under some provision of the Federal Securities Laws;

2.	The entity is an “operating company” – for example, it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referenced to above.

The Company does not intend to limit investment by benefit plan investors in the Company because the Company does believe that it does quality as an ‘operating company’. If the Department of Labor were ever to take the position that the Company is not an operating company and that the Company has significant investment by benefit plans, then the Company may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on the Company’s business and the value of its Common Shares.

Plan fiduciaries contemplating a purchase of securities offered hereunder are highly encouraged to consult with their own legal counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

pg. 58

ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY’S BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO THE COMPANY THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS REGARDING INVESTMENTS BY ANY PARTICULAR PLAN OR THAT AN INVESTMENT WITH THE COMPANY IS APPROPRIATE FOR ANY PARTICULAR TYPE OF PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT THEIR ATTORNEY AND FINANCIAL ADVISORS AS TO THE APPROPRIATENESS OF AN INVESTMENT IN THE COMPANY BASED ON CIRCUMSTANCES OF THE PARTICUAL PLAN.

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pg. 59

ITEM 19. PUBLIC REPORTING REQUIREMENTS OF THE COMPANY:

The Company will furnish the following reports, statements, and tax information to each shareholder.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A Offering, the Company will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. The Company will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by the Company when it decides to, and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of the Company’s fiscal year, ending NOVEMBER 30th, the Company’s Board of Directors will cause to be mailed or made available, by any reasonable means, to each Shareholder as of the date selected by the Company’s Board of Directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company’s Board of Directors. The Company’s Board of Directors shall be deemed to have made a report available to each Shareholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval System (the “EDGAR System”) and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Shareholders.

Tax Information. On or before JANUARY 31st of the year immediately following the Company’s fiscal year, which is currently DECEMBER 1st through NOVEMBER 30th, the Company will send to each Shareholder such tax information as shall be reasonably required for Federal and State Income Tax reporting purposes.

Shares Certificates. The Company does not anticipate issuing Shares Certificates representing Series A Convertible Preferred Shares purchased in this Offering to new Shareholders. However, the Company is permitted to issue shares certificates and may do so at the request of the investor and/or a Stock Transfer Agent. The number of Series A Convertible Preferred Shares held by each Shareholder will be maintained by the Company, or the Company’s Stock Transfer Agent, in the Company’s register.

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pg. 60

ITEM 20. HOW TO SUBSCRIBE:

Subscription Procedures

Investors seeking to purchase Shares of the Company’s Series A Convertible Preferred Shares who satisfy the “Qualified Purchaser” standards should proceed as follows:

1.	Read this entire Offering Circular (including all Exhibits hereto) and any supplements accompanying this Offering Circular.
2.	Electronically complete and execute a copy of the Subscription Agreement. A complete copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit A.

By executing the Subscription Agreement and paying the total purchase price for the Company’s Series A Convertible Preferred Shares subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “Qualified Purchaser.” And for non-accredited investors that such subscription for Shares of the Company’s Series A Convertible Preferred Shares does not exceed ten percent (10%) of the greater of such investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Right to Reject Subscriptions. After the Company receives your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, the Company has the right to review and accept your subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions. Upon the Company’s acceptance of a Subscription Agreement, the Company will countersign the Subscription Agreement and issue the Shares at closing. Once you submit the Subscription Agreement, and it is accepted, you may not revoke or change your subscription, or request your subscription funds returned. All accepted Subscription Agreements are irrevocable.

Minimum Purchase Requirements. You must purchase at least ten (10) Series A Convertible Preferred Shares at a price of $10.00 USD per Series A Convertible Preferred Shares. The Company reserves the right to revise the minimum purchase requirements in the future.

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pg. 61

ITEM 21. ADDITIONAL INFORMATION:

The Company has filed with the SEC an Offering Statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon Qualification of the Offering Statement, the Company will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, the Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering Statement, the related exhibits and the reports and other information the Company has filed, and will file in the future, at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operations of the public reference rooms. The SEC also maintains a website at www.SEC.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Mr. Dean N. Tucci

Primedia Network, Inc.

1900 East Golf Road, Suite 625

Schaumburg, Illinois 60173

Phone: (800) 565-8232

Email: IR@PrimediaNetwork.com

Within 120 days after the end of each fiscal year, the Company will electronically provide to all Shareholders of record an annual report. The annual report will contain statements and certain other financial narrative information that the Company is required to provide to its Shareholders. The Company does not intend to send paper copies out of its reports unless requested in writing by a Shareholder.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 62

SIGNATURES

The Issuer has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIMEDIA NETWORK, INC.:

By: Mr. Dean N. Tucci

By:	/s/ Dean N. Tucci

Name: Mr. Dean N. Tucci

Dated: 9/12/2023

Title: Chairman of the Board of Directors, President & Controlling Shareholder

---

By: Mr. Anthony Maltese

By:	/s/ Anthony Maltese

Name: Mr. Anthony Maltese

Dated: 9/12/2023

Title: Member of the Board of Directors & Principal Accounting Officer

pg. 63

UN-AUDITED FINANCIAL STATEMENTS:

pg. 64

PRIMEDIA

NETWORK, INC.

Unaudited Financial Statements

January 1, 2021, to August 15, 2023

Page. 1

TABLE OF CONTENTS

Page. 2

I.	BALANCE SHEET

As of August 15, 2023

For the Period from January 1, 2023, to August 15, 2023

CURRENT ASSETS:
• Cash • Accounts Receivable • Other Current Assets	$ 60,919.54 $ 98,655.05 $ 234,166.16
TOTAL CURRENT ASSETS	$ 393,740.75

CURRENT LIABILITIES:
• Current Liabilities	$ 815,415.59
TOTAL CURRENT LIABILITIES	$ 815,415.59

OFFICER SHARE EQUITY:
• Total Shareholder Equity	-$421,674.84
TOTAL LIABILITY AND SHAREOWNER EQUITY	$ 393,740.75

Page. 3

II.	STATEMENT OF OPERATIONS (2023)

As of August 15, 2023

For the Period from January 1, 2023, to August 15, 2023

REVENUES:
• Total Revenues • Cost of Goods Sold	$1,466,200.30 -$215,962.04
TOTAL CURRENT REVENUES	$1,250,238.26

EXPENSES:
• Total Expenses	$1,161,271.77
TOTAL CURRENT EXPENSES	$1,161,271.77

OTHER INCOME:
• Other Sources of Income	$6,997.90
TOTAL OTHER INCOME:	$6,997.90

TOTAL NET INCOME / NET LOSS:	$95,964.39

Page. 4

III.	STATEMENT OF OPERATIONS (2022)

For the Period from January 1, 2022, to December 31, 2022

REVENUES:
• Total Revenues • Cost of Goods Sold	$2,412,017.43 -$541,149.78
TOTAL CURRENT REVENUES	$1,870,867.65

EXPENSES:
• Total Expenses	$1,764,252.79
TOTAL CURRENT EXPENSES	$1,764,252.79

OTHER INCOME/EXPENSE:
• Other Sources of Income/Expense	-$5,114.85
TOTAL OTHER INCOME/EXPENSE:	-$5,114.85

TOTAL NET INCOME / NET LOSS:	$101,500.01

Page. 5

IV.	STATEMENT OF OPERATIONS (2021)

For the Period from January 1, 2021, to December 31, 2021

REVENUES:
• Total Revenues • Cost of Goods Sold	$1,996,126.26 -$614,515.72
TOTAL CURRENT REVENUES	$1,381,610.54

EXPENSES:
• Total Expenses	$1,530,689.43
TOTAL CURRENT EXPENSES	$1,530,689.43

OTHER INCOME/EXPENSE:
• Other Sources of Income/Expense	-$20,703.77
TOTAL OTHER INCOME/EXPENSE:	-$20,703.77

TOTAL NET INCOME / NET LOSS:	-$169,782.66

Page. 6

V.	STATEMENT OF SHAREHOLDER EQUITY

As of August 15, 2023

For the Period from January 1, 2023, to August 15, 2023

COMMON SHARES:
10,000,000 Common Shares Authorized
100,000 Common Shares Issued and Outstanding
• Capital Contribution	$250,000.00
• Net Income / Net Loss	$95,964.39
TOTAL AS OF August 15, 2023	$345,964.39

PREFERRED STOCK SHARES:
10,000,000 Preference Shares Authorized
0 Preference Shares Issued and Outstanding
• Capital Contributions	$0.00
• Net Income / Net Loss	N/A
TOTAL AS OF August 15, 2023	$0.00

1.	See Item #15 of the Offering Circular for more details on the Company’s Capital Shares.

Page. 7

VI.	STATEMENT OF CASH FLOWS

As of August 15, 2023

For the Period from January 1, 2021, to August 15, 2023

CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss / Net Gain	$27,681.74
• Adjustment to Reconcile Net Income / Net Loss to Net Cash Provided by (used in)	$0.00
• Operating Activities	$178,342.16
TOTAL CASH FLOW FROM OPERATING ACTIVITIES	$206,023.90

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Provided by Financing Activities
• Cash at Beginning of Month	$0.00
• Cash at the End of Month	$0.00
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	$0.00

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
• Cash Paid During Months for Interest	$0.00
• Cash Paid During the Months for Income Taxes	$0.00
TOTAL OTHER INCOME:	$0.00

Page. 8

VII.	NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

As of August 15, 2023

For the Period from April 13, 2023, to August 15, 2023

The Company was formed as an Illinois Stock Corporation on July 3, 2019 (SOS: # 72379411). The Company is headquartered in Schaumburg where it maintains its operations. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.

Company’s Securities Authorized, and Issued Outstanding:

COMMON SHARES:
4,000,000 Common Shares Authorized
100,000 Common Shares Issued and Outstanding
• Capital Contribution	$250,000.00
• Net Income / Net Loss	$95,964.39
TOTAL AS OF August 15, 2023	$345,964.39

PREFERENCE SHARES:
1,000,000 Preference Shares Authorized
1,000 Preference Shares Issued and Outstanding
• Capital Contributions	$0.00
• Net Income / Net Loss	N/A
TOTAL AS OF August 15, 2023	$0.00

1.	The Company has no Debt Securities, Options or Warrants issued and outstanding.

Page. 9

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-2A	ARTICLES OF INCORPORATION
1A-2B	BYLAWS
1A-4	SUBSCRIPTION AGREEMENT

*	Filed herewith.

pg. 65